UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

MEASUREMENT SPECIALTIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lucas Way, Hampton, Virginia 23666

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 766-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to Measurement Specialties, Inc.’s previously announced proposed transaction with TE Connectivity Ltd, expired as of 11:59 p.m., New York City time, on July 28, 2014, without a request for additional information or documentary material by the U.S. Department of Justice or Federal Trade Commission. In addition, clearance of the proposed transaction by antitrust authorities in Germany and Austria has been obtained.

The expiration of the HSR waiting period and clearance by antitrust authorities in Germany and Austria satisfy some of the conditions necessary for the proposed transaction to close. The transaction is still subject to approval by the shareholders of Measurement Specialties, Inc., additional regulatory approvals, and certain other customary closing conditions.

Additional Information and Where To Find It

On July 24, 2014, Measurement Specialties, Inc. (“MEAS”) filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction with TE Connectivity Ltd. (“TE”). The definitive proxy statement is being sent or given to MEAS shareholders of record. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT MEAS AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials, and any other documents filed by MEAS with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov, or by going to the Investor Relations page on the MEAS corporate website at www.meas-spec.com. In addition, security holders may obtain free copies of the definitive proxy statement from MEAS by contacting Investor Relations by mail at Attn: Investor Relations, Mark Thomson, CFO, 1000 Lucas Way, Hampton, VA 23666.

Interests of Participants

MEAS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MEAS in connection with the proposed transaction with TE. Information about the directors and executive officers of MEAS is set forth in Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC on July 29, 2014. This document is available free of charge at the SEC’s website at www.sec.gov, by mail at Attn: Investor Relations, Mark Thomson, CFO, 1000 Lucas Way, Hampton, VA 23666, or by going to the Investor Relations page on the MEAS corporate website at www.meas-spec.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the definitive proxy statement MEAS filed with the SEC. TE and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from MEAS’ shareholders with respect to the proposed transaction. Information about TE’s directors and executive officers is set forth in the proxy statement for TE’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on January 15, 2014, TE’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, which was filed with the SEC on November 15, 2013, and TE’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2014 and December 27, 2013, which were filed with the SEC on April 24, 2014 and January 23, 2014 respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.

August 1, 2014	By:	/s/ Mark Thomson
		Name:	Mark Thomson
		Title:	Chief Financial Officer